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                        AMENDMENT NO. 1 TO AGREEMENT


     This Amendment No. 1 to Agreement ("Amendment") is made and entered into effective as of February 25, 1997 by and between Intell-X ("IntellX"), a division on UMI, a Michigan corporation, and Scoop, Inc. ("Distributor").

                               RECITALS

A. IntellX and Distributor are parties to that certain Agreement dated October 17, 1996 (the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

B. In addition to developing an Internet-delivered information service, Distributor creates, markets and distributes derivative media products featuring content from newspapers, magazines and on-line publications.

C. IntellX and Distributor desire to amend the Agreement to authorize Distributor to use, redistribute and resell content from the IntellX Service in Distributor's derivative media products.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants set forth herein, IntellX and Distributor hereby agree as follows:

1. ADDITIONAL LICENSE. The Agreement is hereby amended by adding a new Section 13 which shall read in its entirety as follows:

     13.  LICENSE FOR DERIVATIVE MEDIA PRODUCTS

     a. IntellX grants Distributor a license to use IntellX Content (as defined below) for purposes of creating, marketing, distributing and selling wall displays, reprints, Lucite cubes and other reuse media merchandise (collectively, "derivative media products") featuring IntellX Content. For purposes of this Agreement, the term "IntellX Content" shall mean any and all individual articles, news items, graphics, photographs and images and other materials which are currently or hereafter available through the IntellX Service. IntellX agrees that the foregoing license authorizes Distributor to format, reformat and make aesthetic and artistic alterations to the IntellX content in connection with designing, marketing and selling derivative media products.

     b. IntellX shall provide Distributor access to the IntellX Content for the purposes contemplated in the license granted in paragraph a. above effective immediately.

     c. The license granted pursuant to paragraph a. above shall be effective for the term of Agreement, including any Renewal Term(s) thereof.

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     d.  Distributor shall have the unilateral right to establish and alter the prices for all sales by Distributor of derivative media products featuring IntellX Content.

     e. In consideration of the license granted in paragraph a. above, Distributor shall pay IntellX a flat fee of $1,000 for each of the following three months: March, April and May 1997. Thereafter, for each month from June 1997 through the remaining term of the Agreement, including any Renewal Terms thereof, Distributor shall pay IntellX a royalty equal to the greater of (i) $5,000 or (ii) thirty percent (30%) of the revenue received by Distributor during such month from the sale of derivative media products featuring IntellX Content. Distributor shall pay IntellX the fees payable under this paragraph e. within thirty (30) days of the end of the month for which the fees are due.

     f. IntellX represents and warrants to Distributor that IntellX has full and unrestricted right to authorize Distributor to use the IntellX Content for purposes of creating, marketing, distributing and selling derivative media products featuring the IntellX Content and that such use of the IntellX Content by Distributor does not and will not infringe on any copyright, patent or proprietary right of any publisher of the IntellX Content or of any other third party.

     g. Notwithstanding anything to the contrary in paragraph e. above or any other provision of this Section 13, no royalties shall be payable to IntellX with respect to the sale by Distributor of derivative media products featuring IntellX Content if Distributor currently has an agreement or arrangement with the publisher of such IntellX Content which authorizes Distributor to use the content for such derivative media products. Distributor currently has such agreements or arrangements with the following publishers: Investors Business Daily, The Motley Fool, Orange County Business Journal, San Diego Business Journal, Inland Empire Business Journal, and Golf Range & Recreation Report.

2. CONTINUED VALIDITY OF AGREEMENT. Except as specifically amended by this Amendment, all of the terms, conditions and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


SCOOP, INC.                        INTELLX, a division of UMI


By: /s/ MARK A. DAVIDSON           By: /s/ ARTHUR BUSHNELL
   ----------------------             ------------------------
     Mark A. Davidson                        Arthur Bushnell
     President & CFO                         Vice President, Sales

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